Exhibit 99.1

             Medical Staffing Network Holdings Announces
       Adamson's Intention to Retire as Chief Executive Officer

    BOCA RATON, Fla.--(BUSINESS WIRE)--March 8, 2004--Medical Staffing Network Holdings, Inc. (NYSE:MRN) today announced that its Chairman and Chief Executive Officer Robert J. Adamson has indicated his intention to retire from his current role of Chief Executive Officer, but will continue to serve as Executive Chairman of the Company's Board of Directors. The Company's Board of Directors has formed an Executive Committee, consisting of Directors David J. Wenstrup and Scott Hilinski, which, working with Mr. Adamson, will implement a succession plan to the CEO position. Mr. Adamson will continue to serve as CEO until the plan is implemented, which the Company expects to occur during 2004.
    Mr. Adamson is a co-founder of the Company, and, under his management, Medical Staffing Network Holdings has become one of the country's leading providers of temporary healthcare professionals. Mr. Adamson commented, "Leading Medical Staffing Network Holdings from its humble origins of being a very small company with very large ambitions and turning those ambitions into a reality over the past six years has been an exhilarating experience. During my tenure as CEO, I have enjoyed leading a talented management team that achieved remarkable performance in creating a company with revenues exceeding $500 million. The Company has developed a solid reputation as a provider of high quality temporary healthcare staffing services on a national scale and successfully diversified its range of services beyond its core nurse per diem business. Medical Staffing Network Holdings has gained significant market share and is well positioned to take advantage of the expected long-term increase in demand for the services that it provides. I am very confident in the Company and its future and I look forward to working with the Board in completing a smooth and orderly transition for the office of the Chief Executive Officer.
    "This is the right time for me personally to step back from the CEO role. As CEO, I am not capable of devoting anything less than 100% of my energies. I am looking forward to the Executive Chairman role, which will allow me to continue to contribute to the strategy and direction of Medical Staffing Network Holdings, while reducing my overall time commitment."
    Mr. Wenstrup, Director of Medical Staffing Network Holdings, stated, "Robert has done a great job leading this company. He led Medical Staffing Network Holdings through five years of incredible growth, and has stabilized the Company during the current market weakness. Importantly, he has also built a terrific team around him and the strength and breadth of that team will make this transition much easier. I look forward to continuing to work with Robert and the team during and after the transition, and I remain excited about the long-term prospects for growth at Medical Staffing Network Holdings."

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.
    This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to attract and retain qualified nurses and other healthcare personnel, the Company's ability to enter into contracts with healthcare facility clients on terms attractive to the Company, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, the Company's ability to carry out its business strategy and the demand for temporary nurses. Additional information concerning these and other important factors can be found within the Company's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this press release might not occur.

    CONTACT: Medical Staffing Network Holdings Inc., Boca Raton
             Robert J. Adamson, 561-322-1303